                                                                 Exhibit (1)(v)

                       NEW ENGLAND VARIABLE ANNUITY FUND I

                                    *********

                   AMENDED AND RESTATED RULES AND REGULATIONS

                           Effective November 1, 2002

                                    *********

                               ARTICLE I. GENERAL
                                          -------

Section 1. Name. The name of this separate investment account shall be New
           -----
England Variable Annuity Fund I (the "Fund"). The name of the Fund has been selected by Metropolitan Life Insurance Company (the "Company"), whose subsidiary, New England Life Insurance Company ("NELICO"), owns such name, and may be used by the Fund only with the consent of NELICO and the Company, which reserve the right in their discretion to withdraw such consent at any time. In the event that such consent is withdrawn, the Fund shall adopt some other name which shall not include the phrase "New England" as a part thereof. The use of said name by the Fund shall in no way prevent the Company or NELICO, or any other separate investment account thereof, or any company affiliated with the Company or NELICO, or any investment company for which NELICO's subsidiary, New England Securities Corporation, or any other direct or indirect subsidiary of the Company, acts as distributor, from using as part of or in connection with its name, the phrase "New England," with any other words or symbols, in connection with any other entity or business, whether or not competitive with the Fund.

Section 2.  Office.  The office of the Fund shall be at the home office of
            -------
NELICO, 501 Boylston Street, Boston, Massachusetts.

Section 3. Purpose. The Fund was initially established in accordance with
           --------
Massachusetts law as a separate investment account of New England Mutual Life Insurance Company, which merged with and into the Company on August 30, 1996; following such merger the Fund operates under New York law as a separate investment account of the Company within which assets attributable to certain variable annuity contracts issued by the Company are set aside, held and invested for the sole benefit of the Contractholders and other persons entitled to payments under such contracts. Such assets shall be part of the assets of the Company but shall not be chargeable with liabilities arising out of any other business conducted by the Company and the income and realized and unrealized capital gains or losses of the Fund shall be credited to or charged against the Fund without regard to other income and capital gains or losses of the Company.

         Assets may also be transferred to the Fund by the Company from its general assets for any legitimate purpose consistent with applicable law and such assets (other than those transferred to the Fund in order to support obligations of the Company under the variable annuity contracts) shall not be attributable to such variable annuity contracts but shall stand to the credit of the Company; provided that immediately following any such transfer the value of such assets (other than those transferred to the Fund in order to support obligations of the Company under the variable annuity contracts) shall not exceed the greater of $200,000 or 5% of the total assets of the Fund. The withdrawal of assets so placed in the Fund by the Company shall be at its sole discretion, subject to applicable law and to the terms of any undertaking it may make in connection with the registration of the Fund under the Investment Company Act of 1940, as amended (the "Act").

         Section 4. Classification. The Fund was initially classified as an open-end management investment company under the Act and was managed by a Board of Managers and by certain officers elected or appointed by the Board of Managers in accordance with the Rules and Regulations of the Fund then in effect. Effective November 1, 2002, the Fund became classified as a unit investment trust under the Act, and the Fund ceased to be managed by a Board of Managers and officers. Any person who served as a member of the Board of Managers or as an officer shall continue to be indemnified under Article IV in connection with any action, suit or proceeding arising out of any alleged act or omission during such member's or officer's service prior to the Fund's classification as a unit investment trust.

                             ARTICLE II. [RESERVED]

                             ARTICLE III. [RESERVED]

                           ARTICLE IV. INDEMNIFICATION
                                       ---------------

         The Fund shall indemnify each of the members of its Board of Managers and officers (including persons who serve at its request as directors, officers or trustees of another organization in which it has any interest, as a shareholder, creditor or otherwise) against all liabilities and expenses, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and counsel fees reasonably incurred by him in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which he may be or may have been involved as a party or otherwise or with which he may be or may have been threatened, while in office or thereafter, by reason of any alleged act or omission as a member or officer or by reason of his being or having been such a member or officer, except with respect to any matter as to which he shall have been finally adjudicated in any such action, suit or other proceeding not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund and except that no member or officer shall be indemnified against any liability to the Fund or its Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Expenses, including counsel fees, so incurred by any such member or officer may be paid by the Fund in advance of the final disposition of any such action, suit or proceeding on the condition that the amounts so paid shall be repaid to the Fund if it is ultimately determined that indemnification of such expenses is not authorized under this Article.

         As to any matter disposed of by a compromise payment by such member or officer, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such compromise shall be approved as in the best interests of the Fund by any disinterested person or persons to whom the question may be referred by the Company, provided that there has been obtained an opinion in writing of independent legal counsel to the effect that such member or officer appears to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund and that such indemnification would not protect such member or officer against any liability to the Fund or its Contractholders to which he would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. Approval by any disinterested person or persons pursuant to this paragraph shall not prevent the recovery from any officer or member of any amount paid to him in accordance with this paragraph as indemnification if such officer or member is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that his action was in the best interests of the Fund or to have been liable to the Fund or its Contractholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office.

         The right of indemnification hereby provided shall not be exclusive of or affect any other rights to which any member of the Board of Managers or officer may be entitled. As used in this Article, the terms "member" and "officer" include their respective heirs, executors and administrators, and an "interested" member or officer is one against whom the action, suit or other proceeding in question or another action, suit or other proceeding on the same or similar grounds is then or had been pending, and a "disinterested person" is a person against whom none of such actions, suits or other proceedings or another action, suit or other proceeding on the same or similar grounds is then or had been pending. Nothing contained in this Article shall affect any rights to indemnification to which Fund personnel other than members and officers may be entitled by contract or otherwise under law.

                     ARTICLE V. MEETINGS OF CONTRACTHOLDERS

Section 1. Time and Place of Meetings. Meetings of the Contractholders may be
           --------------------------
called by the Company to be held at such times and places as the Company may determine.

Section 2. Notice of Meeting. A written notice stating the place, day and hour
           -----------------
of the meeting, and the purpose or purposes for which the meeting is called, shall be given to each Contractholder who is such as of the record date for the meeting and no business shall be transacted at the meeting except matters coming within such purpose. Such notice shall be sent to the Contractholder's address as it appears upon the records of the Company not less than twenty days nor more than ninety days prior to the day of such meeting. Only persons owning a contract on the record date will be entitled to vote at such meeting. Notice of any adjourned meeting shall not be required. No call or notice of any meeting of Contractholders need be given to a Contractholder if a written waiver of notice, executed before or after the meeting by such Contractholder or his attorney thereunto duly authorized, is filed with the records of the meeting.

Section 3. Record Date. The record date for any meeting of the Contractholders
           ------------
shall be such date within ninety days of the date of the meeting as is determined by the Company.

Section 4. Quorum. Thirty per cent (30%) of all votes which may be cast by
           ------
Contractholders represented either in person or by proxy shall constitute a quorum for the transaction of business at any meeting of the Contractholders. If a quorum shall not be present, a majority of the votes represented may adjourn the meeting to some later time. When a quorum is present, the vote of a majority of the votes represented in person or by proxy shall determine any question, except as may be otherwise provided by these Rules and Regulations or by law.

Section 5. Order of Business. The Company shall designate a person to act as
           -----------------
Chairman of each meeting of the Contractholders. The order of business at the meeting shall be determined by the Company.

Section 6. Proxies. A Contractholder entitled to vote may vote either in person
           -------
or by proxy duly executed in writing by or on behalf of the Contractholder. A proxy for any meeting shall be valid for any adjournment of such meeting. The placing of a Contractholder's name on a proxy pursuant to telephonic or electronically transmitted instructions obtained pursuant to procedures reasonably designed to verify that such instructions have been authorized by such Contractholder shall constitute execution of such proxy by or on behalf of such Contractholder.

Section 7. Voting. The number of votes which a Contractholder may cast shall be
           ------
determined as of the record date for the meeting. Prior to the commencement of annuity payments, i.e. during the accumulation period under a deferred variable annuity contract, the number of votes which a Contractholder may cast shall be equal to the number of Accumulation Units standing to the credit of his contract. After annuity payments under a deferred or immediate variable annuity contract have begun, i.e. during the annuity period, the number of votes which a Contractholder may cast shall be equal to (i) the amount of assets established in the Fund to meet the obligation for future payments under variable options elected under the contract, divided by (ii) the value of an Accumulation Unit.

         Neither the Fund nor the Company shall be under a duty to inquire as to
(1) the receipt by a Contractholder of instructions from persons, if any, who may have the right to instruct the Contractholder with respect to votes attributable to the Contractholder's contract, (2) the validity or effect of any voting instructions received by a Contractholder or (3) the authority of the Contractholder to cast votes. Except as the Fund or the Company has actual knowledge to the contrary, the votes cast by the Contractholders shall be valid and effective as they affect the Fund, the Company and any others having voting rights with respect to the Fund.

         For purposes of these Rules and Regulations, the Company shall be deemed a Contractholder with respect to and shall be entitled to cast the votes attributable to assets in the Fund not attributable to variable annuity contracts, provided that the Company's votes shall be cast only in the same manner and proportion in which all other votes are cast.

Section 8. Tellers. The Company shall appoint at least two tellers to receive,
           -------
count and report all ballots cast at every meeting of Contractholders and the Company may also appoint a committee on qualifications and proxies to inquire and report to the meeting what Contractholders are present, duly qualified or properly represented. If the right of any person to vote is questioned, the Chairman of the meeting shall upon receiving the report of the committee on qualifications and proxies determine his said right, subject to an appeal from such decision to the meeting.

Section 9. Voting Authority. The Contractholders shall have authority to vote
           ----------------
only (a) as to matters with respect to which they are entitled to vote under applicable law and these Rules and Regulations and (b) as to any other matters that the Company in its discretion determines to submit to Contractholder vote. Unless a higher standard is required by applicable law or by these Rules and Regulations, action with respect to any matter submitted to Contractholder vote may be authorized by the vote of a majority of the votes which may be cast by Contractholders represented either in person or by proxy at a meeting of the Contractholders properly called for voting with respect to such matter. The provisions of this Article V shall not apply to matters submitted to a shareholder vote of any management investment company in which the Fund shall invest from time to time with respect to which Contractholders are entitled to give voting instructions.

                             ARTICLE VI. [RESERVED]

                            ARTICLE VII. FISCAL YEAR
                                         -----------

         The fiscal year of the Fund shall begin on January 1 and end on
                                  December 31.

                            ARTICLE VIII. AMENDMENTS
                                          ----------

         These Rules and Regulations may be altered, amended or repealed at any meeting of the Contractholders called for the purpose, of which the notice shall specify the general purport of the proposed alteration, amendment or repeal and of the articles to be affected thereby, by vote of the Contractholders. These Rules and Regulations may also be altered, amended or repealed by the Company, except with respect to any provision which by law or these Rules and Regulations requires action by the Contractholders. Action by the Contractholders shall be required to amend, alter or repeal Article IV or to amend, alter or repeal this
Article VIII so as to increase the power of the Company, or reduce the power of the Contractholders, to amend, alter or repeal these Rules and Regulations. Any provision of these Rules and Regulations adopted by the Company may be amended or repealed by the Contractholders in the above manner.